Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated April 29, 2010, is by and between SOKO Fitness & Spa Group, Inc., a Delaware corporation (the “Company”), and each of IDG-Accel China Growth Fund II L.P., a Cayman Islands limited partnership, IDG-Accel China Investors II L.P., a Cayman Islands limited partnership, Guerrilla Partners, L.P., a Delaware limited partnership, Hua-Mei 21st Century Partners, LP, a Delaware limited partnership, and James J. Fuld, Jr. IRA (each an “Investor” and collectively, the “Investors”).

WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, an aggregate of 3,125,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) at a price per Share of $3.20, with the Shares to be allocated among the Investors as set forth on Schedule A hereto; and

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the SEC (as defined below) under the Securities Act (as defined below).

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Shares as set forth herein.

1.            DEFINITIONS.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.

“Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, any of the spouse, lineal descendants, parents and siblings of that Person and, if deceased or disabled, his or her heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse, lineal descendants, parents and/or siblings, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.  As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument or otherwise.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York or Beijing, the PRC are authorized or required by law or other governmental action to close.

“Code” means the Internal Revenue Code of 1986, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

“Common Stock Equivalents” means any securities of the Company or any of its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company’s knowledge” means the information that the executive officers or directors of the Company have actual knowledge of or should have knowledge of if they have undertaken due inquiry.

“Corporate Authorization Documents” means (i) the resolutions of the board of directors of the Company (the “Board of Directors”), in form and substance satisfactory to the Investors, authorizing the transactions contemplated hereby, including, without limitation, the issuance of the Shares and the execution and delivery of the remaining Transaction Documents, and (ii) a certificate of the Secretary of the Company in usual and customary form attesting to the copies of the certificate of incorporation and bylaws of the Company attached thereto.

“$” means U.S. dollars, the legal currency of the United States of America.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal.

“Intellectual Property” means the Company’s patents, patent applications, provisional patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, mask works, customer lists, internet domain names, know-how and other intellectual property, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or registrations or applications relating to the same.

“Indebtedness” of any Person means all obligations of such Person: (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases, and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

“Lien(s)” means any interest in Property securing an obligation owed to a Person whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a mortgage, lien, title claim, assignment, encumbrance, adverse claim, contract of sale, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  The term “Lien” includes but is not limited to mechanics’, materialmens’, warehousemens’ and carriers’ liens and other similar encumbrances. For the purposes hereof, a Person shall be deemed to be the owner of Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

“Lock-Up” means the Lock-Up Agreement entered into, on the date hereof, by and between the Company and Mr. Tong Liu, a citizen of the PRC (the “Founder”), in the form of Exhibit A attached hereto.

“OTCBB” means the Over-the-Counter Bulletin Board system.

“Person” means an individual, entity, corporation, partnership, trust, incorporated or unincorporated association or organization, joint venture, limited liability company, limited liability partnership, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PRC” means, for the purpose of this Agreement, the People’s Republic of China, not including Taiwan, Hong Kong Special Administrative Region and Macau Special Administrative Region.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means, with respect to each Investor, an amount set forth opposite the name of such Investor under the heading “Purchase Price” on Schedule A attached hereto.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Investors, in the form of Exhibit B attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Shares and Make Up Shares by each Investor as provided for in the Registration Rights Agreement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any controlling equity or other controlling ownership interest or otherwise controls through contract or otherwise, including, without limitation, any variable interest entity of the Company.

“Trading Day” means: (i) a day on which the Common Stock is traded on a Trading Market (other than OTCBB), or (ii) if the Common Stock is not listed on a Trading Market (other than OTCBB), a day on which the Common Stock is traded in the over the counter market, as reported by OTCBB, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over the counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means any of the New York Stock Exchange, the NYSE AMEX, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTCBB on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Lock-Up and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereby.

2.            SALE AND PURCHASE OF THE SHARES; CLOSING.

2.1. Sale and Purchase of the Shares.  Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), the Company shall issue, sell and deliver to each of the Investors, and each of the Investors shall, severally and not jointly, purchase from the Company, the number of Shares specified opposite the name of such Investor on Schedule A attached hereto in exchange for the payment of the Purchase Price of such Investor.

2.2. Closing.  The closing of the transaction contemplated hereby is referred to in this Agreement as the “Closing”.  The Closing shall take place on the date hereof following the satisfaction or waiver of the conditions of the obligations of the parties set forth in Sections 5 and 6 (other than such conditions as can only be satisfied contemporaneous with the Closing and in such case subject to the satisfaction or waiver of such conditions by the Closing) or at such other time as the Company and the Investors shall mutually agree.  The date of the Closing is referred to in this Agreement as the “Closing Date”.  The Closing shall occur at the office of Ellenoff Grossman & Schole LLP at 150 East 42nd Street, 11th Floor, New York, NY 10017 or at such other place as the Company and the Investors shall mutually agree or remotely via the exchange of electronic documents and signatures.

2.3. Closing Deliveries.

(a) On the Closing Date, the Company shall deliver or cause to be delivered to each Investor the following:

(i)       a certificate for the number of Shares specified on Schedule A for such Investor, registered in the name of such Investor;

(ii)      the Registration Rights Agreement duly executed by the Company;

(iii)     the Corporate Authorization Documents; and

(iv)     the Lock-Up duly executed by the Company and the Founder.

(b) On the Closing Date, each Investor shall deliver or cause to be delivered to the Company the following:

(i)       the Registration Rights Agreement duly executed by such Investor; and

(ii)     such Investor’s Purchase Price in United States dollars via wire transfer of immediately available funds to an account specified by the Company at least three (3) Business Days prior to the Closing Date.

3.            REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

Each Investor, severally and not jointly, represents and warrants to the Company solely as to such Investor that:

3.1. Acknowledgement of Risk Factors and SEC Reports.  Such Investor has received, carefully read and acknowledges each of the terms and disclosures contained in this Agreement and the factual disclosures in all the Company’s SEC Reports (as defined herein), including the factual disclosures in the risk factors sections of the SEC Reports.

3.2. Capacity.  The Investor: (a) was not formed for the specific purpose of acquiring the Shares; (b) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (c) has full power and authority to execute and deliver this Agreement and all other Transaction Documents to which it is a party and to take all actions required to be taken by such Investor pursuant hereto and thereto and to purchase and hold the Shares and (d) represents that the execution and delivery of this Agreement has been duly authorized by all necessary corporate, partnership or other action.

3.3. No Violation of Corporate Governance Documents. The entering into of this Agreement and the consummation of transactions contemplated hereby does not result in the violation of any of the law applicable to, or the organizational documents of, the Investor.

3.4. Binding Agreement.  The Investor has duly executed and delivered this Agreement, and this Agreement constitutes a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principals of equity including laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.5. Purchase Entirely for Own Account.  The Shares are being acquired for such Investor’s own account, not as nominee or agent, for investment purposes only and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws.

3.6. Investment Experience. Such Investor is able to bear the economic risk and complete loss of its investment in the Shares and, either alone or together with its representatives, has such knowledge and experience in financial and/or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

3.7. No General Solicitation.  Such Investor did not learn of the investment in the Shares as a result of any public advertising or general solicitation.

3.8. Restricted Shares.  Such Investor understands that, except as provided for herein, the sale of the Shares has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Shares, as applicable, may not be transferred unless:

(a) they are sold pursuant to an effective registration statement under the Securities Act; or

(b) they are being sold pursuant to a valid exemption from the registration requirements of the Securities Act; or

(c) they are sold or transferred to an “affiliate” (as defined in Rule 144) of such Investor who agrees to sell or otherwise transfer the Shares only in accordance with this Section 3.8 and who is an accredited investor (as defined in Section 3.9 below), or

(d) they are validly sold pursuant to Rule 144.

The Investor understands that the Shares will (unless otherwise provided by the provisions of this Agreement) be stamped or imprinted with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

3.9. Accredited Investor.  Such Investor is either: (i) an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act (“Regulation D”) or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

3.10. Not a Broker-Dealer.  Such Investor is neither a registered representative under the Financial Industry Regulatory Authority, Inc. (“FINRA”), a member of FINRA or associated or affiliated with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act or engaged in a business that would require it to be so registered, nor is it an Affiliate of such a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer.

3.11. Due Diligence.  Such Investor understands that its investment in the Shares involves a high degree of risk.  Such Investor’s decision to enter into this Agreement has been made based solely upon independent evaluation by the Investor and its representatives.  Such Investor has received such accounting, tax and legal advice from Persons (other than the Company) as it has considered necessary to make an informed investment decision with respect to the acquisition of the Shares.

3.12. No Governmental Review or Insurance.  Such Investor acknowledges that neither the SEC nor any other securities commission, securities regulator or similar regulatory authority has reviewed or passed on the merits of the Shares or on any of the documents reviewed or executed by the Investors in connection with the sale of the Shares.

3.13. Prohibited Transactions.  Other than with respect to the transactions contemplated herein, since the earlier to occur of: (i) the time that such Investor was first contacted by the Company, or any other Person regarding an investment in the Company and (ii) the thirtieth (30th) day prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Shares, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading decisions (collectively, “Trading Affiliates”) has, directly or indirectly, nor has any Person acting on behalf of, or pursuant to, any understanding with such Investor or Trading Affiliate effected or agreed to effect any transactions in the securities of the Company or involving the Company’s securities.

3.14. Brokers and Finders.  Such Investor is not a party to any agreement, arrangement or understanding pursuant to which, as a result of the transactions contemplated by this Agreement, any Person will have any valid right, interest or claim against or upon the Company or any Subsidiary for any commission, fee or other compensation.

3.15. Reliance on Exemptions.  Such Investor understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of the representations and warranties of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Shares.

4.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except in each case as set forth in: (i) the factual disclosures in the SEC Reports or (ii) the corresponding section of the Disclosure Schedules of the Company delivered to the Investors concurrently herewith (the “Disclosure Schedules”), the Company hereby makes the following representations and warranties to each Investor as of the date hereof and as of Closing Date.  Each Investor agrees that any reference in a particular section of the Disclosure Schedules shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties that are contained in the corresponding section of this Agreement and (b) any other representations and warranties that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent to a reasonable person who has read that reference and such representations and warranties, without any independent knowledge on the part of the reader regarding the matters so disclosed.

4.1. Subsidiaries.

(a) A true and correct listing of the Company and its Subsidiaries is included as Section 4.1 of the Disclosure Schedules.  Except as disclosed on Section 4.1 of the Disclosure Schedules, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, nonassessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of any Subsidiary or (ii) options or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the “Subsidiary Securities”).  There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

4.2. Organization and Qualification.  Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its Properties and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, does not and would not have or reasonably be expected to result in (a) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (b) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (c) a material adverse effect on the Company’s ability to perform on a timely basis its obligations under any Transaction Document (any of (a), (b) or (c), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

4.3. Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.4. No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the Properties of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary Indebtedness or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any Property of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Body to which the Company or any Subsidiary is subject (including federal and state securities laws and regulations), or by which any Property of the Company or any Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as does not and would not have or reasonably be expected to result in a Material Adverse Effect.

4.5. Filings, Consents and Approvals.  Except as described on Section 4.5 of the Disclosure Schedules, neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other Governmental Body or other Person in connection with the execution, delivery and performance by the Company of any of the Transaction Documents, other than (a) the filing with the SEC of a registration statement with respect to the Shares and the Make Up Shares to the extent required pursuant to the terms of the Registration Rights Agreement, (b) the application to each Trading Market for the listing of the Shares and the Make Up Shares for trading thereon in the time and manner required thereby, and applicable “blue sky” filings, (c) such as have already been obtained or such exemption filings as are required to be made under applicable securities laws, (d) such other filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable federal and state securities laws which the Company undertakes to file within the applicable time periods.

4.6. Issuance of the Shares.  The Shares and the Make Up Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens (including but not limited to any restrictions on the voting of such Shares and Make Up Shares).

4.7. Capitalization.

(a)  Section 4.7 of the Disclosure Schedules sets forth as of the date hereof and as of the Closing Date (a) the authorized capital stock of the Company; (b) the number and class of shares of capital stock issued and outstanding; (c) the number and class of shares of capital stock issuable pursuant to the Company’s stock incentive plans or agreements; and (d) the number and class of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company and a description of the number and rights of such securities.

(b)  All of the issued and outstanding shares of the Company’s capital stock issued from and after April 11, 2008 have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties.

(c)  Except as described on Section 4.7 of the Disclosure Schedules, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

(d)  Except as described on Section 4.7 of the Disclosure Schedules, there are no outstanding (i) shares of capital stock or voting securities of the Company or (ii) options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of capital stock or voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock or voting securities of the Company, or securities or rights convertible or exchangeable into shares of capital stock or voting securities of the Company (the items in clauses (i) and (ii) being referred to collectively as the “Company Securities”).  There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

(e) The issuance and sale of the Shares and the Make Up Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(f)   There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securities-holders of the Company relating to the securities of the Company held by them.

(g)  Except as described on Section 4.7 of the Disclosure Schedules, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

4.8. SEC Reports; Financial Statements.  Since April 11, 2008, the Company has filed all reports, schedules, forms, registration statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements and the audited financial statements of the Company for fiscal years ended May 31, 2009 and 2008 have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and the consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.9. Material Changes.  Except as described on Section 4.9 of the Disclosure Schedules, since May 31, 2009, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, and the Company and its Subsidiaries have not:

(a) suffered any damage, destruction or loss, whether or not covered by insurance, in an amount in excess of $100,000;

(b) granted or agreed to make any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any officer or employee, except for normal raises for nonexecutive personnel made in the ordinary course of business that are usual and normal in amount;

(c) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of capital stock of the Company or any of its Subsidiaries, or declared or agreed to any direct or indirect redemption, retirement, purchase or other acquisition by the Company or any of its Subsidiaries of such shares;

(d) issued any shares of capital stock of the Company or any of its Subsidiaries, or any warrants, rights or options thereof, or entered into any commitment relating to the shares of capital stock of the Company or any of its Subsidiaries;

(e) adopted or proposed the adoption of any change in the Company’s Certificate of Incorporation or Bylaws;

(f) made any change in the accounting methods or practices they follow, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein, or any tax election;

(g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of their business;

(h) sold, assigned, transferred, licensed or otherwise disposed of any of the Intellectual Property of the Company and the Subsidiaries or their interest thereunder or other intangible asset except in the ordinary course of their business;

(i) been involved in any dispute involving any employee which has had or would reasonably be expected to have a Material Adverse Effect;

(j) entered into, terminated or modified any employment, severance, termination or similar agreement or arrangement with, or granted any bonuses (or bonus opportunity) to, or otherwise increased the compensation of any executive officer;

(k) entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure);

(l) amended or modified, or waived any default under, any Material Contract (as defined below);

(m) incurred any material liabilities, contingent or otherwise, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for accounts payable or accrued salaries that have been incurred by the Company since May 31, 2009 in the ordinary course of its business and consistent with the Company’s past practices;

(n) permitted or allowed any of their material Properties to be subjected to any Lien;

(o) settled any claim, litigation or action, whether now pending or hereafter made or brought;

(p) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $100,000, or in the aggregate, in excess of $250,000;

(q) paid, loaned or advanced any amount to, or sold, transferred or leased any Properties to, or entered into any agreement or arrangement with any of their Affiliates, officers, directors or stockholders or, to the Company’s knowledge, any Affiliate or associate of any of the foregoing;

(r) made any amendment to, or terminated any agreement that, if not so amended or terminated, would be material to the business, assets, liabilities, operations or financial performance of the Company or any of its Subsidiaries;

(s) compromised or settled any claims relating to taxes, any tax audit or other tax proceeding, or filed any amended tax returns;

(t) merged or consolidated with any other Person, or acquired a material amount of assets of any other Person;

(u) entered into any agreement in contemplation of the transactions specified herein other than the Transaction Documents; or

(v) agreed to take any action described in this Section 4.9 or which would reasonably be expected to otherwise constitute a breach of any of the representations or warranties contained in the Transaction Documents.

4.10. No Undisclosed Material Liabilities.  There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

(a) liabilities provided for in the audited consolidated balance sheet of the Company and the Subsidiaries as of May 31, 2009 or disclosed in the notes thereto; and

(b) other undisclosed liabilities which, individually or in the aggregate, have not resulted in or could reasonably be expected to result in a Material Adverse Effect.

4.11. Litigation.  Except as described on Section 4.11 of the Disclosure Schedules, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the Company, any Subsidiary or any of their respective Properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Shares and the Make Up Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

4.12. Labor Relations.  Except as described on Section 4.12 of the Disclosure Schedules, neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreements or other agreements with labor organizations.  Neither the Company nor any Subsidiary has violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment and employment practices, employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

4.13. Compliance.  Except as described on Section 4.13 of the Disclosure Schedules, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its Properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or Governmental Body, or (iii) is or has been in violation of any statute, rule or regulation of any Governmental Body, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in the case of clauses (i), (ii) and (iii) as has not had and would not have or reasonably be expected to result in a Material Adverse Effect.

4.14. Regulatory Permits.  Except as described on Section 4.14 of the Disclosure Schedules, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign (including the PRC) regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits has not had and would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.  The Company and its Subsidiaries have paid all fees for permits and licenses required to be paid by them in the PRC in connection with the operation of their respective businesses.

4.15. Title to Assets.  Except as described on Section 4.15 of the Disclosure Schedules, the Company and the Subsidiaries have good and marketable title in fee simple or the equivalent right under PRC law, as the case may be, to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all respects.  All real property and facilities used by the Company or any Subsidiary are either owned by the Company or a Subsidiary or held under lease by the Company or a Subsidiary.

4.16. Contracts.

(a) Except as described on Section 4.16 of the Disclosure Schedules, neither the Company nor any of its Subsidiaries is a party to or subject to, or bound by:

(i) any agreements, contracts or commitments that call for prospective fixed and/or contingent payments or expenditures by or to the Company or any of its Subsidiaries of more than $100,000, or which is otherwise material and not entered into in the ordinary course of business;

(ii) any contract, lease or agreement involving payments in excess of $100,000, which is not cancelable by the Company or any of its Subsidiaries, as applicable, without penalty on not less than sixty (60) days notice;

(iii) any contract, including any distribution agreements, containing covenants directly or explicitly limiting the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any Person or to offer any of its products or services;

(iv) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money or pledging or granting a security interest in any assets;

(v) any employment contracts, non-competition agreements, invention assignments, severance or other agreements with officers, directors, employees, stockholders or consultants of the Company or any of its Subsidiaries or Persons related to or affiliated with such Persons;

(vi) any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company or any of its Subsidiaries, including, without limitation, any agreement with any stockholder of the Company or any of its Subsidiaries which includes, without limitation, antidilution rights, voting arrangements or operating covenants;

(vii) any pension, profit sharing, retirement, stock option or stock ownership plans;

(viii) any royalty, dividend or similar arrangement based on the revenues or profits of the Company or any of its Subsidiaries or based on the revenues or profits derived from any material contract;

(ix) any acquisition, merger, asset purchase or other similar agreement;

(x) any sales agreement which entitles any customer to a right of set-off, or right to a refund after acceptance thereof;

(xi) any agreement with any supplier or licensor containing any provision permitting such supplier or licensor to change the price or other terms upon a breach or failure by the Company or any of its Subsidiaries, as applicable, to meet its obligations under such agreement; or

(xii) any agreement under which the Company or any of its Subsidiaries has granted any Person registration rights for securities.

(b) Section 4.16 of the Disclosure Schedules contains a listing and description of all agreements, contracts or instruments, including all amendments thereto, to which the Company or its Subsidiaries are bound which meet the criteria set forth in Section 4.16(a) (such agreements, contracts or instruments and those required to be disclosed pursuant to this Section, collectively, the “Material Contracts”).  The Company has made available to the Investors copies (either hard copies of via the SEC’s EDGAR system) of the Material Contracts.  Except as described on Section 4.16 of the Disclosure Schedules, neither the Company nor any of its Subsidiaries has entered into any oral contracts which, if written, would qualify as a Material Contract.  Each of the Material Contracts is valid and in full force and effect, is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will continue to be so immediately following the Closing Date.

(c) Actions with Respect to Material Contracts.

(i) Neither the Company nor any of its Subsidiaries has violated or breached, or committed any default under, any Material Contract in any material respect, and, to the Company’s knowledge, no other Person has violated or breached, or committed any default under any Material Contract, except for violations, breaches or defaults which have not had and would not reasonably be expected to have a Material Adverse Effect.

(ii) To the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to: (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify any Material Contract, except, in each case, as has not had and would not have or be reasonably expected to have a Material Adverse Effect.

4.17. Taxes.

(a) Since April 11, 2008, the Company and its Subsidiaries have timely and properly filed all federal, state and foreign income and franchise tax returns (including, without limitation, all PRC tax returns and filings) required to be filed by them for all years and periods (and portions thereof) for which any such tax returns were due, except for failures which have not had and would not reasonably be expected to have a Material Adverse Effect.  All such filed tax returns are accurate in all material respects.  The Company has timely paid all taxes (including all PRC tax) due and payable (whether or not shown on filed tax returns).  There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid.  The reserves for taxes, if any, reflected in the SEC Reports are adequate, and there are no Liens for taxes on any Properties of the Company and any of its Subsidiaries (other than Liens for taxes not yet due and payable).  There have been no audits or examinations of any tax returns by any Governmental Body, and neither the Company nor any of its Subsidiaries has received any notice that such audit or examination is pending or contemplated.  No claim has been made by any Governmental Body in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction.  To the knowledge of the Company, no state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability beyond that shown on the respective tax returns.  There are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any tax.

(b) Neither the Company nor any of its Subsidiaries is a party to any tax-sharing agreement or similar arrangement with any other Person.

(c) No payment or benefit paid or provided, or to be paid or provided, to current or former employees, directors or other service providers of the Company will fail to be deductible for federal income tax purposes under Section 280G of the Code.

(d) On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the transactions contemplated hereby will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

4.18. Employees.

(a) Except as set forth on Section 4.18 of the Disclosure Schedules, the Company and its Subsidiaries have no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(b) Each Person who performs services for the Company or any of its Subsidiaries has been, and is, properly classified by the Company or its Subsidiaries as an employee or an independent contractor (or its PRC equivalent).

(c) To the Company’s knowledge, no employee or advisor of the Company or any of its Subsidiaries is or is alleged to be in violation of any term of any employment contract, non-disclosure agreement, proprietary information and inventions agreement or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, and the employment of the employees of the Company and its Subsidiaries does not subject the Company or any of its Subsidiaries or their stockholders to any liability.  There is neither pending nor, to the Company’s knowledge, threatened, any actions, suits, proceedings or claims, or, to the Company’s knowledge, any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence.

(d) No executive officer, to the Company’s knowledge, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

4.19. Employee Benefit Plans.  No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its Subsidiaries.  The execution and delivery of the Transaction Documents and the issuance and sale of the Shares and the Make Up Shares will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or in connection with which a tax could be imposed pursuant to Section 4975 of the Code, provided that, if any of the Investors, or any person or entity that owns a beneficial interest in any of the Investors, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company or any of its Subsidiaries is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met.  As used in this Section 4.19, the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any of its Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

4.20. Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other Intellectual Property and similar rights that are necessary or material for use in connection with their respective businesses and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  To the Company’s knowledge, neither the Company nor any Subsidiary has violated or infringed upon the Intellectual Property rights of any other Person.  Neither the Company nor any Subsidiary has received any notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property Rights and confidential information (the “Confidential Information”).  Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof.  Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

4.21. Environmental Matters.

(a) Neither the Company nor any Subsidiary has violated any statute, rule, regulation, decision or order of any Governmental Body relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates or owned or operated any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

(b) No complaints have been received from any third party (including any employee of any of the Company and/or its Subsidiaries or any Governmental Body) with regard to any breach of the Environmental Laws.

4.22. Internal Accounting and Disclosure Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at quarterly intervals and appropriate action is taken with respect to any material differences.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

4.23. Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the SEC Reports and is not so disclosed.

4.24. Sarbanes-Oxley Act of 2002.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are applicable to it as of the date hereof and as of the Closing Date.  There has been no change in the Company’s accounting policies since inception.  Each required form, report and document containing financial statements that has been filed with or submitted to the SEC since April 11, 2008 was accompanied by the certifications required to be filed or submitted by the Company’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act, and at the time of filing or submission of each such certification, such certification was true and accurate and materially complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.  Neither the Company nor, to the Company’s knowledge, any representative of the Company has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices, except for (a) any complaint, allegation, assertion or claim as has been resolved without any resulting change to the Company’s accounting or auditing practices, procedures methodologies or methods of the Company or its internal accounting controls, (b) questions regarding such matters raised and resolved in the ordinary course in connection with the preparation and review of the Company’s financial statements and periodic reports and (c) comments that have been raised by the staff of the SEC.  To the Company’s knowledge, no attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company. To the Company’s knowledge, no employee of the Company has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law.

4.25. Application of Takeover Protections.  (a) The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Shares and the Make Up Shares and the Investors’ ownership of the Shares and the Make Up Shares.

(b)           As of the Closing Date, the Board of Directors has heretofore taken all necessary action to approve the transactions contemplated by the Transaction Documents, and has approved, for purposes of Section 203 of the Delaware General Corporation Law (including any successor statute thereto (“Section 203”)), the Investors’ becoming an “interested stockholder” within the meaning of Section 203 (the “Waiver”) and such action is effective as of the date hereof.  No other state takeover, “moratorium,” “fair price,” “affiliate transaction” or similar statute or regulation under any applicable Law is applicable to the transactions contemplated by the Transaction Documents.

4.26. No Integrated Offering.  Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any securities or solicited any offers to buy any securities, under circumstances that would cause this offering of the Shares and the Make Up Shares to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

4.27. Exemption from Registration.  Subject to the accuracy of the Investors’ representations and warranties set forth in Section 3, except as required pursuant to the Registration Rights Agreement, the sale of the Shares and the Make Up Shares by the Company to the Investors will not require registration under the Securities Act.  The Company is issuing the Shares and the Make Up Shares in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the Securities Act.

4.28. Brokers and Finders.  No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation.

4.29. No Directed Selling Efforts or General Solicitation.  Neither the Company nor any of its Affiliates, or any person acting on its or their behalf, directly or indirectly, (a) has conducted or will conduct any general solicitation or general advertising (as those terms are used in Regulation D as promulgated by the SEC under the Securities Act) in connection with the offer or sale of any of the Shares or Make Up Shares, or (b) has made any offers or sales of any securities or solicited any offers to buy any securities under any circumstances that would require registration of the Shares and the Make Up Shares under the Securities Act, except as required herein.

4.30. Questionable Payments. Neither the Company nor any of its Subsidiaries nor any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting for it or on behalf of the Company or any Subsidiary (collectively, the “Company Affiliates”), has, directly or indirectly, on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made, offered, gave, promised to give, or authorized the making of any unlawful payments or any offered, gave, promised to give, or authorized the giving of anything of value, to any foreign or domestic governmental officials or employees or any other person acting in an official capacity for any Governmental Body, or to any foreign or domestic political parties or campaigns from corporate funds or any candidate for political office (collectively, the “Government Officials”) or to any Person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official; (c) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law; (d) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (e) made any false or fictitious entries on the books and records of the Company or any Subsidiary; (f) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature; or (g) violated any provision of the Foreign Corrupt Practice Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption laws of any jurisdiction.

4.31. Disclosures.  Neither the Company nor any Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Investors regarding the Company, its business and the transactions contemplated hereby is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  To the Company’s knowledge, no material event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.  The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

4.32. Accountants.  The Company’s accounting firm is a registered public accounting firm as required by the Exchange Act.  If the Company’s accounting firm in the future fails to be a registered public accounting firm as required by the Exchange Act, the Company will take such actions as are required to replace, as soon as is reasonably practicable, such accounting firm with an accounting firm that is a registered public accounting firm as required by the Exchange Act.

4.33. No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

4.34. Acknowledgment Regarding the Investors’ Purchase of Shares.  The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investors’ purchase of the Shares and the Make Up Shares. The Company further represents to each Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

4.35. Sovereign Immunity.  Under the laws of their respective jurisdiction of incorporation and the PRC, neither the Company nor any Subsidiary, is, nor are any of their respective properties, assets or revenues, entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

4.36. Solvency.  The Company has not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

4.37. Related Party Transactions.  (a) None of the Company or any of its Affiliates, officers, directors, stockholders or employees, or any Affiliate of any of such Person, has any material interest in any property, real or personal, tangible or intangible, including the Company’s Intellectual Property used in or pertaining to the business of the Company, except for the normal rights of a stockholder, or, to the knowledge of the Company, any supplier, distributor or customer of the Company, (b) there are no agreements, understandings or proposed transactions between the Company or any Subsidiary, on the one hand, and any of the officers, directors, employees, Affiliates of the Company or any Subsidiary, or, to the Company’s knowledge, any Affiliate thereof, on the other hand (except for services as officers, directors and employees), (c) to the Company’s knowledge, no employee, officer or director of the Company or any Subsidiary has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company; (d) to the Company’s knowledge, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any Material Contract, and (e) there are no amounts owed (cash and stock) to officers, directors and consultants (salary, bonuses or other forms of compensation).

4.38. PFIC.  None of the Company or any of its Subsidiaries is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the Code.

4.39. Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Company and Subsidiaries with respect thereto is pending or, to the Company’s knowledge, threatened.

4.40. Representations and Warranties Relating to the PRC Subsidiaries.

(a) The constitutional documents of the Subsidiaries that have been established under the laws of the PRC (the “PRC Subsidiaries”) are valid and have been duly approved by and registered with the relevant PRC Governmental Bodies.

(b) All material consents, approvals, authorizations, permits and licenses requisite under PRC law for the due and proper establishment and operation of each PRC Subsidiary have been duly obtained from the relevant PRC Governmental Bodies and are in full force and effect.

(c) All filings and registrations with the PRC Governmental Bodies required in respect of each PRC Subsidiary and its operations including, without limitation, the registrations with the Ministry of Commerce, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange (the “SAFE”), tax bureau and customs authorities have been duly completed in accordance with the relevant PRC laws, rules, regulations and guidelines.

(d) The shareholders of each PRC Subsidiary have complied with all relevant PRC laws and regulations regarding the contribution and payment of the registered capital of such PRC Subsidiary, the payment schedule of which has been approved by the relevant PRC Government Bodies.  All of the registered capital of each PRC Subsidiary has been timely contributed, such contribution has been duly verified by a certified accountant registered in the PRC and the accounting firm employing such accountant, and the report of the certified accountant evidencing such verification has been registered with the relevant Governmental Body.  There are no resolutions pending to increase the registered capital of any PRC Subsidiary.  There are no outstanding rights of, or commitments made by, the Company or any Subsidiary to sell any equity interest in any PRC Subsidiary, or by any of the other shareholders of any PRC Subsidiary to sell any equity interest in such PRC Subsidiary.  To the extent that any direct or indirect shareholder of the Company (including the Founder) or any of its Subsidiaries is subject to the jurisdiction of Circular 75 issued by the PRC State Administration of Foreign Exchange on October 21, 2005, including any amendment, implementing rules, or official interpretation thereof or any replacement, successor or alternative legislation having the same subject matter thereof (collectively “Circular 75”), each such shareholder has complied in all respects with Circular 75 and any related requirement of law, including without limitation, the completion of any applicable foreign exchange registration, settlement or remittance requirement therein.

(e) Neither the Company nor any Subsidiary is in receipt of any letter or notice from any PRC Governmental Body notifying it of revocation or non-renewal of any licenses, permits or qualifications issued or granted to it or any Subsidy by any PRC Governmental Body.

(f) Each of the Company and the Subsidiary has conducted its business activities within the permitted scope of business or has otherwise operated its business in compliance with all relevant legal requirements and with all requisite licenses, permits and approvals granted by the PRC Governmental Bodies.

(g) As to the licenses, permits, approvals and government grants and concessions requisite or useful for the Company’s business in any part of the PRC that are subject to periodic renewal, the Company has no knowledge of any grounds on which such requisite renewals will not be granted by the relevant PRC Governmental Bodies.

(h) With regard to employment, staff and labor matters, each of the PRC Subsidiaries has complied with all applicable PRC laws and regulations in all material respects, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like.

4.41. Manipulation of Price.  The Company has not, and, to the Company’s knowledge, no one acting for it or on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the transactions contemplated hereby or (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases for the transactions contemplated hereby.

5.            CLOSING CONDITIONS OF THE INVESTORS.

The obligations of the Investors to effect the transactions contemplated by the Transaction Documents at the Closing are subject to the fulfillment of the following conditions, any of which may be waived by the Investors:

5.1. Representations and Warranties.  The representations and warranties made by the Company in the Transaction Documents qualified as to materiality (including Material Adverse Effect) shall be true and correct at all times prior to and on the Closing Date as if made on and as of such date, except to the extent any such representation or warranty that expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in the Transaction Documents not qualified as to materiality (including Material Adverse Effect) shall be true and correct in all material respects at all times prior to and on the Closing Date as if made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

5.2. Performance of Agreements.  The Company shall have performed all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

5.3. Founder Lock-Up.  The Founder and the Company shall have duly executed and delivered the Lock-Up and such Lock-Up shall remain in full force and effect.

5.4. Registration Rights Agreement.  The Company shall have duly executed and delivered the Registration Rights Agreement and such Registration Rights Agreement shall remain in full force and effect.

5.5. Approvals. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the Make Up Shares and the consummation of the transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

5.6. Judgments, etc.  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated by the Transaction Documents.

5.7. Stop Orders.  No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body having jurisdiction over the Company or the market(s) where the Common Stock is listed or quoted, with respect to public trading in the Common Stock.

5.8. No Material Adverse Effect.  There shall have been no Material Adverse Effect with respect to the Company and the Subsidiaries since the date of this Agreement.

5.9. Company Officer Certificate. The Company shall have delivered a Certificate, executed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in this Section 5.

5.10. Company Secretary Certificate.  The Company shall have delivered a Certificate, executed by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors approving the transactions contemplated by this Agreement and other Transaction Documents and the issuance of the Shares and the Make Up Shares, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing this Agreement and other Transaction Documents and related documents on behalf of the Company.

5.11. Opinion of Counsel.  The Investors shall have received an opinion from Ellenoff Grossman & Schole LLP, as of the Closing Date, in such form and substance as agreed to by the Company and the Investors (it being agreed that such counsel shall not be required to deliver a “10b-5” or negative assurances letter or opinion).

6.            CLOSING CONDITIONS OF THE COMPANY.

The obligations of the Company to effect the transactions contemplated by the Transaction Documents at the Closing are subject to the fulfillment of the following conditions, any of which may be waived by the Company:

6.1. Representations and Warranties.  The representations and warranties made by the Investors in Section 3 are true and correct in all material respects at the time of Closing as if made on and as of such date.

6.2. Corporate Proceedings. All corporate and other proceedings required to be undertaken by the Investors in connection with the transactions contemplated hereby shall have occurred.

6.3. Performance of Agreements.  The Investors shall have performed all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

7.            OTHER AGREEMENTS AND COVENANTS.

7.1. Make Up Shares.  If the audited financial statements of the Company for the fiscal year commencing on June 1, 2009 and ending on May 31, 2010 as reported in the Company’s Annual Report on Form 10-K for such fiscal year (the “2010 Annual Report”) shows that the Company’s income: (i) before income tax, (ii) excluding income/loss attributable to noncontrolling interest, and (iii) excluding costs associated with any facility acquisitions undertaken by the Company (“SOKO’s Income”), is less than $10,450,000 (the “Income Target”), the Investors shall be entitled to receive (pro rata between the Investors in accordance with their respective Purchase Prices) an additional number of shares of Common Stock up to an aggregate of 60% of the Shares issued pursuant to Section 2, or 1,875,000 shares of Common Stock in the aggregate (the “Make Up Shares”), according to the following formula:

(a) If SOKO’s Income equals or exceeds the Income Target, no Make Up Shares will be issued.

(b) If SOKO’s Income is less than the Income Target, then within thirty (30) days following the filing with the SEC of the 2010 Annual Report, the Company shall issue to the Investors an aggregate number of shares of Common Stock equal to the product of the number of the Make Up Shares multiplied by X, where X is 1.00 minus the percentage of the Income Target actually achieved, which shares will be divided pro rata among the Investors in accordance with their respective Purchase Prices as set forth on Schedule A hereto.

(c) The Company agrees that any Make Up Shares to be issued to the Investors will be properly treated for United States tax purposes as constituting a non-taxable purchase price adjustment within the meaning of U.S. Treasury Regulation Section 1.305-1(c) and, accordingly, the Company shall effect all applicable tax reporting and all withholding tax determinations on a basis consistent with such non-taxable purchase price adjustment treatment.

(d) If the Company shall at any time after the date hereof (A) declare and pay a dividend or make a distribution on Common Stock, or (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, or (D) make any other similar changes to its share capital (each of (A), (B), (C) and (D), a “Share Adjustment Event”), the Investors shall be entitled to receive the proportionately adjusted number of Make Up Shares and all dividends and other distributions made on the Make Up Shares that the Investors would have received had the Investors received such Make Up Shares upon the Closing.

7.2. Registration Rights.  The Investors shall be afforded certain demand and “piggyback” registration rights in accordance with the terms set forth in the Registration Rights Agreement.  The Company shall enter into the Registration Rights Agreement concurrently with the Closing.

7.3. Board Observer.  For so long as IDG-Accel China Growth Fund II L.P. and IDG-Accel China Investors II L.P. and their Affiliates collectively continue to hold two and one half percent (2.5%) or more of the outstanding shares of Common Stock, a designee of such Investors (who shall be satisfactory to the Company in its reasonable discretion) (the “Observer”) shall have the right to attend and participate in meetings of the Company’s Board of Directors.  The Observer shall not be appointed as a member of the Company’s Board of Directors, shall have no vote as a director of the Company and shall have no approval rights with respect to any action of the Company.

7.4. Cooperation Regarding Rule 144.

(a) As long as either Investor owns any of the Shares or Make Up Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

(b) As long as any Investor owns any of the Shares or Make Up Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Shares and Make Up Shares under Rule 144.

(c) The Company further covenants that it will take such further action as the Investors may reasonably request (including to cause its counsel to issue appropriate legal opinions and to direct its transfer agent accordingly) to the extent required from time to time to enable such Person to sell the Shares and Make Up Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

7.5. Furnishing of Information.  So long as any Investor owns any Shares or Make Up Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Issuer after the date hereof pursuant to the Exchange Act.  As long as any Investor owns Shares or Make Up Shares, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Shares and Make Up Shares under Rule 144.

7.6. Integration.  The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares or Make Up Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or Make Up Shares to the Investors, or that would be integrated with the offer or sale of the Shares or Make Up Shares for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Shares or Make Up Shares to the Investors.

7.7. Securities Laws Disclosure; Publicity.  The Company and each Investor shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Investor, or without the prior consent of each Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of such Investor, except (a) as required by federal securities law in connection with any registration statement contemplated by the Registration Rights Agreement or in connection with the Company’s filings with the SEC as required by the Exchange Act and (b) to the extent such disclosure is required by law, rule, regulation or judicial or administrative process or Trading Market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure permitted under this clause (b).

7.8. Listing of Shares.  The Company agrees that: (i) if the Company applies to have the Common Stock traded on any Trading Market other than the OTC Bulletin Board, it will include in such application the Shares and the Make Up Shares, and will take such other action as is necessary or desirable to cause the Shares and the Make Up Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

7.9. Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving the Shares and the Make Up Shares under the Transaction Documents or under any other agreement between the Company and the Investors.

7.10. Use of Proceeds.   The Company shall use the net proceeds from the sale of the Shares hereunder for working capital purposes and for potential acquisitions, facility development and other potential strategic initiatives.

7.11. Reservation of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the required minimum on such date, then the Board of Directors of the Issuer shall use commercially reasonable efforts to amend the Issuer’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock, as soon as possible and in any event not later than the 75th day after such date.

7.12. Participation in Future Financing.

(a) For the period beginning on the Closing Date and ending on the earlier to occur of: (i) the listing by the Company of the Common Stock on a U.S. national exchange (meaning any market of the Nasdaq Stock Market, the NYSE AMEX or the New York Stock Exchange) or (ii) the consummation by the Company of a firm commitment, underwritten public offering of the Common Stock (a “Public Offering”), upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents, other than Excluded Issuance (as defined below) (a “Subsequent Financing”), each Investor shall have the right of first refusal to participate, solely up to such Investor’s Pro Rata Amount (as defined below), in the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.  As used herein, the term “Pro Rata Amount” means up to an amount of Common Stock, Common Stock Equivalents or debt securities issued in the Subsequent Financing necessary for each Investor to maintain the percentage interest of the outstanding Common Stock that such Investor held prior to the Subsequent Financing following consummation of the Subsequent Financing.

(b) At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Investor if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of any Investor, and only upon a request by such Investor, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Investor.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c) Any Investor desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Investors have received the Pre-Notice that the Investor is willing to participate in the Subsequent Financing, the amount of the Investor’s participation (which shall be an amount no greater than such Investor’s Pro Rata Amount), and that the Investor has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.  If the Company receives no notice from an Investor as of such fifth (5th) Trading Day, such Investor shall be deemed to have notified the Company that it does not elect to participate.

(d) If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Investors have received the Pre-Notice, notifications by the Investors of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) are, in the aggregate, less than the Investors’ aggregate Pro Rata Amounts, then the Company may offer and sell the remaining portion of the Investors Pro Rata Amounts and the remaining portion of the Subsequent Financing on the terms set forth in the Subsequent Financing Notice.

(e) The Company must provide the Investors with a second Subsequent Financing Notice, and the Investors will again have the right of participation set forth above in this Section 7.12, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within sixty (60) Trading Days after the date of the initial Subsequent Financing Notice.

(f) Notwithstanding the foregoing, this Section 7.12 shall not apply in respect of an issuance of any of the following (each, an “Excluded Issuance”):

(i) the issuance by the Company of shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option agreement or plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established by the Board of Directors; provided, however, in no event shall the number of shares reserved under any such plan or issued under such plan or agreement or issued to employees, directors or officers of the Company exceed, in the aggregate, a number of shares equal to fifteen percent (15%) of the issued and outstanding shares of Common Stock of the Company on the Closing Date; or

(ii) the issuance by the Company of securities upon the exercise or exchange of or conversion of any Shares or Make Up Shares issued hereunder and/or other securities (including options) exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement as set forth on Section 4.7 of the Disclosure Schedules, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities; or

(iii) the issuance by the Company of Common Stock in a Public Offering; or

(iv) any debt financing by the Company or its Subsidiaries from any commercial bank or bona fide lending institution, which financing has no equity or convertible equity feature; or

(v) the issuance by the Company of shares of Common Stock or other Company securities in connection with acquisitions or other strategic transactions, the purpose of which is not fund raising.

7.13. Equal Treatment of the Investors.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Shares or Make Up Shares or otherwise.

7.14. Obtaining Preferential Tax Treatment.  The Company agrees that it will use its commercially reasonable best efforts to obtain the most advantageous preferential income tax treatment from the relevant PRC tax authorities for the Subsidiaries as soon as practicable and in no case later than the first anniversary of the Closing Date.

7.15. Obtaining Insurance.  The Company agrees to use its commercially reasonable best efforts to obtain, within three (3) months of the Closing Date, business insurance for the Company and the Subsidiaries against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  The Investors acknowledge that, as of the Closing Date, the Company does not have such insurance.

8.            MISCELLANEOUS.

8.1. Notices.  All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

If to the Company:

No.194, Guogeli Street
Harbin, Heilongjiang Province
China 150001
Attention: Tong Liu
Fax Number: 86-451-8770-5544

With a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, NY 10017
Attention: Barry I. Grossman, Esq.
Fax Number: (212) 370-7889

If to the Investors:

IDGVC Partners
Room 616 Tower A COFCO Plaza
8 Jianguomennei Dajie
Beijing 100005
P. R. China
Attention: Mi Zhou
Tel: 86-10-8512-0221
Fax: 86-10-8512-0225
E-mail: mi_zhou@idgvc.com.cn

With a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
26th Floor, Twin Tower West
B12, Jian Guo Men Wai Avenue
Chaoyang District
Beijing 100022
People’s Republic of China
Tel.: 86-10-8567-5000
Fax: 86-10-8567-5123
Attention: Howard Zhang, Esq.

And to:

Guerrilla Partners, L.P.
Hua-Mei 21st Century Partners, LP
James J. Fuld, Jr. IRA
c/o Guerilla Capital Management
237 Park Avenue, 9th Floor
New York, NY 10017
Telephone: 212.692.7692
Fax: (212) 692-7624
Attention: Peter Siris

With a copy (which shall not constitute notice) to:

The Crone Law Group
101 Montgomery Street, Suite 1950
San Francisco, California 94104
Telephone: (415) 955-8900
Facsimile:  (415) 955-8910
Attention:  Mark E. Crone, Esq.

8.2. Fees and Expenses.  At the Closing, the Company shall reimburse IDG-Accel China Growth Fund II L.P. and IDG-Accel China Investors II L.P. the sum of up to $50,000 for their documented legal fees and expenses and such other expenses as the Investors have reasonably incurred in connection with the transactions contemplated by the Transaction Documents.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of the Shares and the Make Up Shares to the Investors.

8.3. Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

8.4. Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.5. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors.  Either Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Shares or Make Up Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares or Make Up Shares, by the provisions hereof that apply to the Investors.

8.6. No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.7. Governing Law, Arbitration.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be arbitrated in Hong Kong in accordance with the rules of the International Chamber of Commerce before three (3) arbitrators and otherwise held in accordance with its rules.  Each party shall choose one arbitrator and the two arbitrators shall choose the third.  The third arbitrator so chosen shall have a background in either corporate finance, banking or law. The arbitration shall be conducted in the English language and the arbitration award shall include the allocation of costs and expenses among the parties.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such arbitration by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   Any ruling by the arbitration panel shall be final, binding and non-appealable.

8.8. Survival.  The representations and warranties contained herein shall survive for two (2) years after the Closing of the transactions contemplated by the Transaction Documents.

8.9. Indemnification.

(a) The Company shall indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of any representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Agreement or any other Transaction Document, and will reimburse any such Person for all such amounts as they are incurred by such Person.

(b) Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 8.9, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

8.10. Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or other electronic signature page were an original thereof.

8.11. Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

8.12. Replacement of Shares.  If any certificate or instrument evidencing any Shares or Make Up Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares or Make Up Shares.

8.13. Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors shall be entitled to specific performance under the Transaction Documents.  The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations of the Company contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

SOKO FITNESS & SPA GROUP, INC.

By: /s/ Tong Liu
Name: Tong Liu
Title:   Chairman  & Chief Executive Officer

INVESTORS:

IDG-ACCEL CHINA GROWTH FUND II L.P.

By: /s/ Simon Ho
Name: Simon Ho
Title:   Authorized Signatory

IDG-ACCEL CHINA INVESTORS II L.P.

By: /s/ Simon Ho
Name: Simon Ho
Title:   Authorized Signatory

GUERRILLA PARTNERS, L.P.

By: Guerrilla Capital Management, L.L.C.

By: /s/ Peter Siris
       Name:  Peter Siris
       Title:    Managing Director

[Signature Pages Continue]

HUA-MEI 21ST CENTURY PARTNERS, LP

By: Guerrilla Capital Management, L.L.C.

By: /s/ Peter Siris
       Name:  Peter Siris
       Title:    Managing Director

JAMES J.FULD, JR. IRA

 By: /s/ James J. Fuld
         Name:  James J. Fuld
         Title:    Authorized Signatory

[End of Signature Pages to Stock Purchase Agreement]

Schedule A

Share Allocation

Investor	Purchase Price	Number of Shares
IDG-Accel China Growth Fund II L.P.	$6,470,800	2,022,125
IDG-Accel China Investors II L.P.	$529,200	165,375
Hua-Mei 21st Century Partners, LP	$2,100,000	656, 250
Guerrilla Partners, L.P.	$600,000	187,500
James J. Fuld, Jr. IRA	$300,000	93,750
TOTAL	$10,000,000	3,125,000